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                                  EXHIBIT 23(B)
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Skyworks Solutions, Inc.:

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our audit report dated May 1, 2001 on the consolidated financial statements of Alpha Industries, Inc. and subsidiaries as of April 1, 2001 and April 2, 2000 and for each of the years in the three-year period ended April 1, 2001.

         /s/ KPMG LLP


Boston, Massachusetts
June 28, 2002